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                                                                    EXHIBIT 10.9

                             AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT
                            -----------------------


     THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (as amended, this "Agreement"), dated November __, 1997, is made by and among LECG, Inc., a California corporation (formerly known as Law and Economics Consulting Group, Inc., the "Company"), and the persons and entities identified on Exhibit A to
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this Agreement (which persons and entities are referred to individually as a
"Shareholder" and collectively, as the "Shareholders").


                                    RECITALS

     A. The Company and the holders of all of the issued and outstanding common Stock of the company ("Stock") on the date hereof are parties to the First Amended Shareholders' Buy-Sell Agreement (as amended, the "Shareholders' Agreement").

     B. The Shareholders and the Company believe that it is desirable to amend the Shareholders' Agreement by adopting the provisions of this Agreement.

     C. The Shareholders executing this Agreement are the holders of a sufficient number of shares of Stock to amend the Shareholders' Agreement in accordance with the terms of the Shareholders' Agreement.

     NOW THEREFORE, in consideration of the premises and the covenants set forth herein, the parties agree as follows:

     1.   Definitions.  Unless the context otherwise requires, as used in this
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Agreement, the following terms shall have the meanings set forth below.

          1.1 "Applicable Shares" shall mean those Effective Date Shares of a Shareholder that are subject to the Company's repurchase right pursuant to section 3 below. On the first anniversary of the Effective Date, twenty percent (20%) of the Effective Date Shares owned by a Shareholder shall cease to be Applicable Shares. On the first day of each month thereafter, an additional one and two-thirds percent (1.667%) of the Effective Date Shares of a Shareholder shall cease to be Applicable Shares, so that on the fifth anniversary of the Effective Date none of the Effective Date Shares owned by a Shareholder shall be Applicable Shares. Notwithstanding the foregoing, Effective Date Shares shall not be Applicable Shares in the event the Company so determines by a Board Vote.

               1.1.1  Effect of Selling Group Allocation.  In the event that
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shares of Stock that had ceased to be Applicable Shares are subsequently redesignated as Applicable Shares due to a Selling Group Allocation, as set forth in section 4.3 below, such newly designated Applicable Shares shall remain subject to the vesting schedule applicable to the Transferring Shareholder (as defined in section 4.3), so that the newly designated Applicable Shares shall cease to be Applicable Shares at
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the same rate as the affected shares of the Transferring Shareholder would have ceased to be Applicable Shares if the Selling Group Allocation had not occurred.

          1.2 "Board Vote" shall mean an affirmative vote by a majority of the Board of Directors.

          1.3 "Change In Control" shall mean any of the following: (i) a person becoming the beneficial owner of more than fifteen percent (15%) of the voting securities of the Company, without the consent of the Board of Directors;
(ii) a merger or consolidation of the Company, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the voting securities of the Company or other surviving entity; or (iii) a change in composition of the Board of Directors, as a result of which fewer than an majority of the directors are Incumbent Directors. Incumbent Directors shall mean directors who either (a) are directors of the Company on the Effective Date or (b) are elected or nominated to the Board of Directors with the affirmative vote of at least a majority of the Incumbent Directors.

          1.4 "Cure Period" shall mean the period in which a Triggering Shareholder may cure a Triggering Event, as more fully set forth in section 3.1 below.

          1.5 "Effective Date" shall mean the day on which the Stock is sold under an effective registration statement on Form S-1.

          1.6 "Effective Date Shares" shall mean the shares of Stock owned by a particular Shareholder on the Effective Date.

          1.7 "Exempt Activity" shall mean (i) an appointment to or substantial engagement with a university, government agency, research institute or similar organization, so long as such activity contributes to the professional development of the individual and enures to the benefit and reputation of the Company, provided that the Triggering Shareholder must obtain prior approval from the Company for an Exempt Activity under this clause (i) and (ii) consulting or similar work that a Triggering Shareholder obtains prior approval from the Company to provide outside the Company and without utilizing the Company's professional staff. In addition, any university appointments held by Triggering Shareholders at the Effective Date of this Agreement shall be deemed to be an Exempt Activity.

          1.8 "Market Price" shall mean, on any particular day, the closing price for the Stock on such day on the New York Stock Exchange (or if the Stock is not traded on the New York Stock Exchange, on the applicable exchange or other forum on which the Stock is traded), as reported under Composite Transactions in the Wall Street Journal (or if not reported therein, as reported by another reputable source).

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          1.9   "Permanent Disability" shall be deemed to have occurred (i) for a Triggering Shareholder if, in the opinion of a reasonable physician selected by the Company, such Triggering Shareholder is likely to be unable for a period of six (6) consecutive months to engage in substantial gainful activities on behalf of the Company by reason of any medically determinable physical or mental impairment; (ii) for a Shareholder other than a Triggering Shareholder, if the Shareholder would be deemed permanently disabled under section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

          1.10 "Repurchase Price" for a Selling Shareholder shall mean one-half of the average Market Price for the Stock on the three business days immediately prior to the earlier of (i) the final day of the applicable Cure Period or (ii) the day on which the Company receives notice that the applicable Triggering Shareholder waives his or her cure rights.

          1.11 "Selling Group" shall mean (i) the Triggering Shareholder; (ii) the trustee of any trust that received shares from the Triggering Shareholder at any time prior to the Effective Date; and (iii) any other person or entity that received shares from the Triggering Shareholder at any time prior to the Effective Date, other than a person or entity that (a) is not related to the Triggering Shareholder and (b) purchased the shares for consideration. The Selling Groups as of the Execution Date are set forth in Exhibit A.
                                                         ---------

          1.12  "Selling Shareholder" shall mean a member of a Selling Group.

          1.13 "Triggering Event" shall occur if, other than due to his or her death or Permanent Disability, a Triggering Shareholder: (i) ceases for a period of six consecutive months, or an aggregate of six months in any twelve month period, to provide services on a regular basis as an employee or an independent contractor to the Company; (ii) breaches any provision of his or her principal agreement with the Company; or (iii) breaches the obligations of section 4 of this Agreement.

          1.14 "Triggering Shareholder" shall mean a Shareholder who is serving as an employee or independent contractor of the Company on the Execution Date.

     2.   Effective on Public Sale.  If the Effective Date occurs on or before
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February 28, 1998, then on the Effective Date the provisions of this Agreement shall be effective and the provisions of the Shareholders' Agreement in existence immediately prior to the execution of this Agreement shall no longer be of any force or effect. In the event that an initial public offering by the Company does not occur on or before February 28, 1998, this Agreement shall not take effect and the existing provisions of the Shareholders' Agreement shall remain in full force and effect.

     3.   Right to Repurchase.  On the occurrence of any Triggering Event, the
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Applicable Shares owned by the Selling Shareholders of the applicable Selling
Group shall be subject to repurchase by the Company on the following conditions.

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          3.1  Notice of Triggering Event.  Upon the occurrence of a Triggering
               --------------------------
Event, as determined by the Company, the Company shall give written notice to the Triggering Shareholder of the nature of the Triggering Event and shall provide to the Triggering Shareholder in reasonable detail a description of the corrective action necessary to cure the Triggering Event. The Triggering Shareholder shall then have ninety (90) days from the date of such notice to cure the Triggering Event (the "Cure Period"). Notwithstanding the foregoing, the Triggering Shareholder may provide written notice to the Company prior to the end of the Cure Period that such Triggering Shareholder waives the cure right, in which case the Cure Period shall end upon the receipt by the Company of such written notice.

          3.2  Repurchase.  In the event that the Company determines at the end
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of the Cure Period that the Triggering Event has not been cured by the
Triggering Shareholder or if the Triggering Shareholder has waived his or her cure right, the Company shall be entitled to repurchase, and the Selling Shareholders agree to sell to the Company, the Applicable Shares of each Selling Shareholder of the Selling Group of which the Triggering Shareholder is a member at the Repurchase Price. If the Company is entitled in accordance with this section 3.2 to repurchase, and the Selling Shareholders agree to sell to the Company, Applicable Shares of any Selling Shareholder, but the Company is legally prohibited for any reason from making such repurchase, then all Applicable Shares held by each Selling Shareholder in such Selling Group shall continue to be Applicable Shares and subject to repurchase at the Repurchase Price until the cessation of such legal prohibition.

          3.3  Vesting Freeze.  Any Applicable Shares owned by a Selling
               --------------
Shareholder on the day that the Company gives written notice under section 3.1 of its determination that a Triggering Event has occurred shall remain Applicable Shares, notwithstanding section 1.1, until the Company determines (i) that the Triggering Event has been cured or (ii) that it is in the best interests of the Company not to repurchase the Applicable Shares (each, a "No-Purchase Determination"). Upon a No-Purchase Determination, the number of Applicable Shares of the Selling Shareholder shall be the same as if the Triggering Event had not occurred and section 1.1 had remained in effect.

     4.   Restriction on Transfer of Shares of Stock.  Except as set forth in
          ------------------------------------------
sections 4.1, 4.2, 4.3 and 4.4 below, no Shareholder shall sell, assign, give, pledge, encumber, hypothecate or in any way transfer any Applicable Shares owned by such Shareholder, or any right or interest therein, whether voluntary or by operation of law, so long as such shares are Applicable Shares, unless such transfer is approved by the Company. When Stock is referred to in Sections 4.1,
4.2 or 4.3 as becoming "freely transferable" or eligible for transfer, any Shareholder making such a transfer must comply with applicable federal and state securities laws and any other applicable legal requirements.

          4.1  Transfers on the Death of a Shareholder. In the event of the
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death of a Triggering Shareholder, the restrictions of this Agreement shall cease to apply to all of the shares of Stock owned by such deceased Shareholder and the other members of such deceased Shareholder's Selling Group, such shares shall no longer be considered Applicable Shares and such shares shall be freely transferable. In the event of the death of a Shareholder who is not a Triggering Shareholder

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(including the beneficiary of a trust whose trustee is a Shareholder), the
Company may determine that the Applicable Shares owned by such deceased Shareholder (i) are no longer Applicable Shares and are freely transferable; or
(ii) continue to be Applicable Shares, but may be transferred; provided, however, that the other members of such deceased Shareholder's Selling Group shall remain subject to this Agreement. If the Company does not affirmatively act pursuant to the immediately preceding sentence to reduce restrictions on the transferability of shares as set forth above, then the Applicable Shares shall remain fully subject to this Agreement.

          4.2  Transfers on the Permanent Disability of a Shareholder.  In the
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event of the Permanent Disability of a Triggering Shareholder, (i) the
restrictions of this Agreement shall cease to apply to one-half of the Applicable Shares then owned by such disabled Shareholder and by each of the other members of such disabled Shareholder's Selling Group, such shares shall no longer be considered Applicable Shares and such shares shall be freely transferable and (ii) with respect to the remaining one-half of the Applicable Shares then owned by such disabled Shareholder and the other members of such disabled Shareholder's Selling Group, the Company may determine that such Applicable Shares (A) are no longer Applicable Shares and are freely transferable; or (B) continue to be Applicable Shares, subject to such vesting, transfer and other rights and limitations as the Company reasonably determines. In the event of the Permanent Disability of a Shareholder who is not a Triggering Shareholder (including the beneficiary of a trust whose trustee is a Shareholder), the Company may determine that the Applicable Shares owned by such disabled Shareholder (x) are no longer Applicable Shares and are freely transferable; or (y) continue to be Applicable Shares, subject to such vesting, transfer and other rights and limitations as the Company determines; provided that in no event may the Company extend the time at which such Applicable Shares would otherwise be freed from the status of being Applicable Shares under this Agreement. In the event of the Permanent Disability of a Shareholder who is not a Triggering Shareholder (including the beneficiary of a trust whose trustee is a Shareholder), the other members of such disabled Shareholder's Selling Group shall remain subject to this Agreement.

          4.3  Selling Group Allocation.  Notwithstanding the restrictions of
               ------------------------
section 4 above or any other provision of this Agreement, a Shareholder (the "Transferring Shareholder") may through the procedure described in this section 4.3, have some or all of his or her Applicable Shares redesignated as other than Applicable Shares and thereby eligible for transfer. To qualify for such redesignation, the Transferring Shareholder shall deliver to the Company the written amendment (in form and content satisfactory to the Company) of one or more other Shareholder(s) in the same Selling Group as the Transferring Shareholder, that such other Shareholder(s) agree to have some or all of their Effective Date Shares that have ceased to be Applicable Shares redesignated as Applicable Shares to offset the redesignated Applicable Shares of the Transferring Shareholder. The Company shall reallocate Applicable Shares, pursuant to any reasonable instructions in the written amendments, so that the net number of Applicable Shares owned by the Selling Shareholders in the Selling Group following the redesignation shall be the same as prior to the redesignation.

          4.4  Pledge as Loan Security.  Notwithstanding the restrictions of
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section 4 above, a Shareholder may pledge Applicable Shares as security for a loan from a bank or other commercial

                                      -5-
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lender, provided that (i) the Shareholder delivers to the Company a written acknowledgment from the lender acknowledging that the Applicable Shares pledged as security remain subject to the terms of this Agreement and (ii) the pledge is legally permissible under applicable federal and state securities laws and otherwise complies with applicable legal requirements.

     5.   Brokerage Arrangements for Sale of Stock.  Each of the Shareholders
          ----------------------------------------
agree to utilize a broker approved by the Company in connection with any sales of the Stock. This requirement shall apply to shares of Stock that are not considered Applicable Shares as well as to Applicable Shares.

     6.   Termination.  This Agreement shall terminate on the earlier to occur
          -----------
of (i) all Stock of all of the Shareholders ceasing to be Applicable Shares;
(ii) the election by the Company; (iii) a Change In Control of the Company; (iv) the filing of a petition in bankruptcy (voluntary or involuntary), or receivership of the Company, provided that this clause (iv) shall not apply if an involuntary petition in bankruptcy is withdrawn within sixty (60) days after the filing thereof; or (v) the dissolution of the Company.

     7.   Amendment.  This Agreement may not be further amended or modified in
          ---------
any respect without the consent of (i) the Board of Directors by a Board Vote and (ii) Triggering Shareholders whose Selling Groups hold, in the aggregate, at least seventy-five percent (75%) of the then outstanding Applicable Shares held by all of the Shareholders. Such amendment or modification shall be binding upon each Shareholder upon written notification by the Company to such Shareholder in accordance with Section 14.

     8.   Waiver.  No failure or delay by any party in exercising any right,
          ------
power or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy. Any waiver by any party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver be construed as a waiver of such provision respecting any future event or circumstance.

     9.   Further Assurances.  Each of the parties hereto agrees to perform any
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further acts and to execute and deliver any further documents which may be reasonably necessary or appropriate to carry out the provisions or purposes of this Agreement.

     10.  Attorneys' Fees.  In the event of any litigation, arbitration or
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similar proceeding among the parties hereto arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all of its or his costs and expenses incurred in connection with such proceedings, and any appeal, including (but not limited to) reasonable attorneys' fees.

     11.  Severability.  If any term or provision of this Agreement is held to
          ------------
be invalid, illegal or unenforceable, such term or provision shall be deemed modified to the extent, but only to the extent, to eliminate such invalidity, illegality or unenforceability and the remainder of this Agreement, and any other application of such term or provision, shall not be affected thereby.

                                      -6-
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     12.  Governing Law.  This Agreement shall be governed by and interpreted
          -------------
according to the laws of the State of California, without regard to the principles of conflict of laws thereof.

     13.  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
among the parties hereto concerning the subject matter hereof. There are no representations, amendments, arrangements or understandings, oral or written, among the parties hereto, relating to the subject matter of this Agreement, which are not fully expressed herein.

     14.  Notices.  All notices required hereunder shall be in writing, and, if
          -------
addressed to the Company, shall be delivered or mailed to the principal office of the Company and, if addressed to a Shareholder, shall be delivered or mailed to such Shareholder at the address set forth in Exhibit B, attached hereto and
                                                ---------
incorporated herein. Notice shall be deemed given on the date notice is personally delivered or four (4) days following deposit in the United States mail, postage prepaid and properly addressed. The address for the delivery of notice for any party may be changed by notice to the other parties in accordance with this paragraph.

     15.  Notation on Share Certificates.  There will be on each certificate
          ------------------------------
representing shares of Stock of a Shareholder a legend in substantially the following form:

          "Transfer of the shares of stock represented by this certificate is subject to the terms and conditions of an Amended and Restated Shareholders' Agreement, dated November __, 1997. A copy of the Amended and Restated Shareholders' Agreement, which includes the terms and conditions to which the shares of stock represented by this certificate are subject, is on file with the Company."

     16.  Amendment Effective On Execution by Requisite Number of Shareholders;
          ---------------------------------------------------------------------
Counterparts.  Under Section 6.2 of Amendment No. 1 to the Shareholders'
------------
Agreement, the Shareholders' Agreement may be amended with the approval of (i) the Company and (ii) Shareholders holding not less than 75% of the Applicable Shares at the time of any such amendment. This Agreement shall be effective and binding on the Shareholders after such time as the Company and sufficient Shareholders to satisfy the requirements for amendment have executed this Agreement and in accordance with section 2 hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LECG, INC.


By:_______________________________

Title:____________________________


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